BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

Minutes of the 5th Extraordinary Board Of Directors' Meeting

Held on February 26, 2016

1.           Date, Time and Place: Held on February 26, 2016, at 18:00hs, at the office of BRF S.A. (“Company”) located at Rua Hungria, No. 1.400, 5th floor, in the City of São Paulo, State of São Paulo.

2.           Board: Chairman: Abilio dos Santos Diniz. Secretary: Larissa Brack.

3.           Call of Meeting and Attendance: The call of meeting was duly made pursuant to the Company's Bylaws, with the totality of the members of the Board of Directors on duty attending: Messrs Abilio dos Santos Diniz, José Carlos Reis de Magalhães Neto, Luiz Fernando Furlan, Manoel Cordeiro Silva Filho, Renato Proença Lopes, Vicente Falconi Campos, Walter Fontana Filho, Henri Philippe Reichstul and Paulo Guilherme Farah Correa.

4.           Agenda: Resolve on a new Share Buyback Program of the Company.

5.           Resolutions: After the analysis and discussion of the agenda, the members of the Board of Directors, by unanimous vote and without any restrictions, approved the opening of a share buyback program of stocks issued by the Company ("Share Buyback Program"), in which up to twenty million (20,000,000) common stocks, registered and with no par value, issued by the Company may be purchased, without any reduction of the capital stock, in accordance with the terms and conditions set forth in Annex I hereto. The stocks purchased pursuant to the Share Buyback Program may be canceled, used for performance of the Stock Option Plan, Restricted Share Grant Plan or assigned to any other plans approved by the Company. The Company's Executive Board is authorized to act as required to perform the resolutions hereby made, and it may also define the time and quantity of stocks to be purchased in a single operation or in a series of operations, in compliance with the limits and restrictions set forth in Law No. 6.404, of December 15, 1976, as amended, and at CVM Instruction No. 567, of September 17, 2015.

BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

Minutes of the 5th Extraordinary Board Of Directors' Meeting

Held on February 26, 2016

6.           Documents Filed at the Company: The documents related to the subjects in the agenda supporting the resolutions made by the Board of Directors' members and/or information provided during the meeting are filed at the Company's headquarters.

7.           Approval and Execution of the Minutes: Having nothing further to discuss, the Chairman closed the meeting by recording these minutes as a summary, which were read, found to be compliant and signed by all members. Signatures: Board: Mr. Abilio dos Santos Diniz – Chairman; Mrs. Larissa Brack Trisotto – Secretary. Board of Directors: Messrs. Abilio dos Santos Diniz, José Carlos Reis de Magalhães Neto, Luiz Fernando Furlan, Manoel Cordeiro Silva Filho, Renato Proença Lopes, Vicente Falconi Campos, Walter Fontana Filho, Henri Philippe Reichstul and Paulo Guilherme Farah Correa.

I hereby certify that this is a true copy of the minutes recorded in Book No. 5 pages 19 to 24, of minutes of Ordinary and Special Board of Directors' Meetings of the Company.

Larissa Brack Secretary

BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

Minutes of the 5th Extraordinary Board Of Directors' Meeting

Held on February 26, 2016

ANNEX I

Trading of Shares Issued by the Company

(as per Annex 30 - XXXVI of ICVM 480)

1. Justify, in details, the purpose and expected economic effects of the operation.

The Company’s share buyback program aims at the efficient investment of available funds in order to maximize the company's use of proceeds and value creation for shareholders.

2. State the number of (i) outstanding and (ii) treasury shares

The Company has, on the date hereof: (i) 776,581,010 outstanding shares; of which (ii) 5,818,401 shares are held in treasury.

3. State the number of shares that may be purchased or disposed of.

The Company may purchase up to 20,000,000 common shares, registered and with no par value, issued by itself.

4. Describe the main characteristics of the derivative instruments that the company may use, if any.

Not applicable, since the Company will not use derivative instruments.

5. Describe, if any, the existing agreements or voting instructions between the company and the counterparty in the transactions

Not applicable, considering that the Company will perform the acquisitions in the stock exchange, having no knowledge of who will be the counterparties in such transactions.

BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

Minutes of the 5th Extraordinary Board Of Directors' Meeting

Held on February 26, 2016

6. In the event of transactions carried out outside of the organized securities markets, state:

a. the maximum (minimum) price for which the shares will be purchased (disposed of); and

b. as the case may be, the reasons for performing the transactions at prices more than ten percent (10%) higher, in the case of purchase, or more than ten percent (10%) less, in the case of disposal, than the average price, weighted by volume, within ten (10) previous trading days.

Not applicable, since the transactions will be carried out in the stock exchange.

7. State, if any, the impacts that the trading will have on the composition of the shareholding or corporate structure;

Not applicable, since the Company does not expect any impacts on the Company’s shareholding or corporate structure.

8. Identify the counterparties, if known, and, in the case of related party to the company, as defined by accounting rules that address this matter, provide the information required by article 8 of CVM Instruction no. 481, of December 17, 2009;

Not applicable, considering that the Company will perform the acquisitions in the stock exchange, having no knowledge of who will be the counterparties in such transactions.

9. Indicate the use of the assessed proceeds, as the case may be.

Not applicable, since the Company will not assess the proceeds; the purchased shares will be held in treasury and may be used to fulfill the exercise of stock option plan under the Share Incentive Plan, for subsequent disposal, in public or private transactions (subject to the necessary approvals), as well as cancellation.

BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

Minutes of the 5th Extraordinary Board Of Directors' Meeting

Held on February 26, 2016

10. Indicate the maximum term for the settlement of authorized operations

The settlement of operations will be carried out within twelve (12) months, beginning on February 29, 2016 and ending on February 28, 2017.

11. Identify institutions that will act as intermediaries, if any.

The following financial institutions will act as intermediaries for transactions involving the purchase of the shares at BM&FBOVESPA: (i) Bradesco S.A. Corretora de Títulos e ValoresMobiliários, established at Av. Paulista, 1450, 7th  floor, Bela Vista, in the City of São Paulo, SP, enrolled with the CNPJ under the No. 61.855.045/0001-32; (ii) CitiGroup Global Markets Brasil Corretora de Câmbio, Títulos e Valores Mobiliários S/A, established at Av. Paulista, 1111, 14th  floor, Bela Vista, in the City of São Paulo, SP, enrolled with the CNPJ under the No. 33.709.114/0001-64; (iii) Itaú Corretora de Valores S.A., established at Av. Brigadeiro Faria Lima, 3500, 3rd  floor, Itaim Bibi, in the City of de São Paulo, SP, enrolled with the CNPJ under the No. 61.194.353/0001-64; (iv) Merrill Lynch S.A. Corretora de Títulos e ValoresMobiliários, established at Av. Brigadeiro Faria Lima, 3400, conjunto 161, part A, Itaim Bibi, in the City of São Paulo, SP, enrolled with the CNPJ under the No. 02.670.590/0001-95; (v) Santander Corretora de Câmbio e Valores Mobiliários S.A., established at Av. Presidente Juscelino Kubitschek, 2235, 24th  floor, in the City of São Paulo, SP, enrolled with the CNPJ under the No. 51.014.223/0001-49; (vi) UBS Brasil Corretora de Câmbio, Títulos e Valores Mobiliários S/A, established at Av. Brig. Faria lima, 4440, 7th  floor, Itaim Bibi, in the City of São Paulo, SP, enrolled with the CNPJ under the No. 02.819.125/0001-73; and (vii) XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S/A, established at Av. Brigadeiro Faria Lima, 3600, 10th  floor, in the City of São Paulo, SP, enrolled with the CNPJ under the No. 02.332.886/0001-04.

12. Specify the available funds to be used as provided for in article 7, paragraph 1, of CVM Instruction no. 567, of September 17, 2015.

BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

Minutes of the 5th Extraordinary Board Of Directors' Meeting

Held on February 26, 2016

The purchase of shares will occur upon investing available funds arising from the Profit Reserve account: (i) that, according to the Financial Statements, date base of December 31, 2015, as approved in the Board of Directors’ meeting held on February 25, 2016, was of R$ 1,078,453 thousand; as well as (ii) that become available, in accordance with the applicable laws, as per the Intermediate Financial Statements of the Company to be disclosed during the Share Buyback Program.

13. Specify the reasons why the board of directors' members are comfortable that the buyback of shares will not affect the fulfillment of obligations towards creditors or the payment of mandatory dividends, either fixed or minimum.

The Company has been demonstrating full capacity of paying its financial commitments, since its operations are strongly cash-generating and the loans granted to customers are essentially short term.

The amount to be used for the buyback of all of the 20,000,000 shares would correspond, considering the average price between January 25, 2016 and February 25, 2016, to approximately R$ 1,016,000 thousand. This amount represents about 11.9% of the Company's cash, as provided in the Financial Statements, date base of December 31, 2015, as approved in the Board of Directors’ meeting held on February 25, 2016.

In view of the small percentage in cash, such amount represents that, as well as the management's overall evaluation regarding the Company's financial situation, members of the board of directors are comfortable that the buyback of shares shall not affect the fulfillment of obligations towards creditors, nor the payment of mandatory dividends, either fixed or minimum.

São Paulo, February 26, 2016.

BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

Minutes of the 5th Extraordinary Board Of Directors' Meeting

Held on February 26, 2016

____________________________________

Larissa Brack

Secretary